Realogy Reports Financial Results for Third Quarter 2016                            1

REALOGY REPORTS FINANCIAL RESULTS
FOR THIRD QUARTER 2016

MADISON, N.J. (November 4, 2016) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the third quarter ended September 30, 2016, including the following highlights:

•
Revenue of $1.64 billion, a 1% decrease as compared to the third quarter of 2015, was primarily driven by lower homesale transaction volume at NRT along with lower referral revenue at Cartus, and partially offset by higher purchase and refinance closing unit volume at Title Resource Group (TRG).

•	The Company's combined homesale transaction volume increased 2% in the quarter, consisting of a 4% volume gain at the Realogy Franchise Group (RFG) and a 3% decline in volume at NRT.

•	Net income for the period was $106 million, compared to $110 million in the third quarter of 2015. Basic earnings per share (EPS) was $0.74, compared to $0.75 in third quarter of 2015 (See Table 1).

•	Adjusted net income was $108 million and adjusted basic EPS was $0.75, decreases of 3% and 1%, respectively, compared to the third quarter of 2015 (See Table 1a).[1]

•	Operating EBITDA was $279 million, compared to $295 million in the third quarter of 2015, a year-over-year decrease of 5% (See Table 6).[2]

•
During the third quarter, Realogy repurchased approximately 2.5 million shares of Realogy’s common stock in the open market at a weighted average market price of $27 per share for a total of $67 million. Year-to-date, the Company has repurchased $134 million, or approximately 4.5 million shares, of common stock in the open market.

•
As previously announced, the Company declared a quarterly cash dividend of $0.09 per share of the Company's common stock. The dividend payment was made on Aug. 31, 2016 to shareholders of record as of the close of business on Aug. 17, 2016. The next dividend payment will be made on Dec. 1, 2016 to shareholders of record as of the close of business on Nov. 17, 2016.

•
The Company continued to execute on its business optimization program, improving the efficiency and effectiveness of the cost structure of each of the Company's business units. The Company expects to realize over $30 million in actual savings in 2016 and is on track to reach its annualized run-rate savings target of $60 million in 2017. The total cost to implement the program is $69 million, of which $40 million has been incurred to date.

“While our third quarter results reflect continued pressure on NRT as expected, we have moved aggressively to improve the business and enhance NRT's competitiveness with an infusion of talent and new growth initiatives,” said Richard A. Smith, Realogy's chairman, chief executive officer and president. "We expect these initiatives to put near-term pressure on margins, but anticipate that the resulting increase in revenue will deliver improved financial results over time and position us well to achieve our long-term goals and drive shareholder value."

1 Adjusted net income is adjusted for non-cash mark-to-market expense on interest rate swaps and restructuring charges.
2 Operating EBITDA is defined as EBITDA before restructuring costs, early extinguishment of debt and former parent legacy items.

Realogy Reports Financial Results for Third Quarter 2016                            2

Operational Results
In the third quarter of 2016, Realogy's franchise (RFG) and Company-owned (NRT) business segments achieved a combined homesale transaction volume (transaction sides multiplied by average sale price) increase of 2% as compared to the third quarter of 2015, which was within the Company's previous guidance range. RFG reported a homesale transaction sides increase of 1% and an average homesale price increase of 3%. NRT reported a homesale transaction sides decrease of 4% and an average homesale price increase of 1%.
In the title and settlement services sector, TRG was involved in the closing of approximately 58,000 transactions during the quarter, reflecting a 4% increase in purchase units and a 52% increase in refinance units as compared to the third quarter of 2015. These results include the benefits of the acquisition of TitleOne in the third quarter.
Looking Ahead
For the fourth quarter of 2016, Realogy expects to achieve overall homesale transaction volume gains in the range of 3% to 5% year-over-year. RFG's fourth quarter transaction volume is expected to increase 4% to 6% and NRT transaction volume is expected to increase 1% to 3%.
For the full year 2016, the Company expects homesale transaction volume gains in the range of 3% to 4% year-over-year. Realogy also expects to deliver Operating EBITDA of between $750 million and $770 million, yielding approximately $425 million to $450 million of free cash flow.
"Our business model continues to generate significant free cash flow, which enabled us to accelerate share repurchases during the third quarter," said Anthony E. Hull, Realogy's executive vice president, CFO and treasurer. "We will continue to be thoughtful about deploying our free cash flow, with a balanced approach to delevering, acquisitions and returning capital to shareholders."
Balance Sheet
The Company ended the quarter with cash and cash equivalents of $224 million. Total long-term corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.3 billion at September 30, 2016. Our net debt leverage3 was 3.8 times at September 30, 2016.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, November 4, at 8:30 a.m. (EDT), Realogy will hold a conference call via webcast to review its third quarter 2016 results. The call will be hosted by Richard A. Smith, chairman, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at www.realogy.com under "Investors" or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available from November 4 through November 18, 2016.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is a global leader in residential real estate franchising and brokerage with many of the best-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, Sotheby's International Realty® and ZipRealty®.  Collectively, Realogy's franchise system members operate approximately 13,650 offices with more than 268,000 independent sales associates conducting business in 111 countries and territories around the world.  NRT LLC, Realogy’s company-owned real estate brokerage, is the largest residential brokerage company in the United States, operates under several of Realogy’s brands and also provides related residential real estate services.
3 Net corporate debt divided by EBITDA calculated on a pro forma basis, as defined under our credit facilities, for the twelve-month period ended September 30, 2016.

Realogy Reports Financial Results for Third Quarter 2016                            3

Realogy also owns Cartus, a prominent worldwide provider of relocation services to corporate and affinity clients, Title Resource Group (TRG), a leading provider of title, settlement and underwriting services, and ZapLabs LLC, its innovation and technology development subsidiary.  Realogy is headquartered in Madison, New Jersey.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions; adverse developments or the absence of improvement in the residential real estate markets including but not limited to the lack of sustained improvement in the number of home sales and/or stagnant or declining home prices, low levels of consumer confidence, the impact of slow economic growth or future recessions and related high levels of unemployment in the U.S. and abroad, continued low inventory levels, renewed high levels of foreclosures, seasonal fluctuations in the residential real estate brokerage business, and increasing mortgage rates and down payment requirements and/or constraints on the availability of mortgage financing; the Company's geographic and high-end market concentration, particularly with respect to its Company-owned brokerage operations; the Company's failure to enter into or renew franchise agreements or maintain its brands; risks relating to our outstanding debt and interest obligations; variable rate indebtedness which subjects the Company to interest rate risk; the Company's inability to access capital or refinance or repay existing indebtedness, or return capital to stockholders; the Company's inability to realize the benefits from acquisitions; any outbreak or escalation of hostilities on a national, regional or international basis; government regulation as well as legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to potential reform of the financing of the U.S. housing and mortgage markets and/or the Internal Revenue Code and changes in state or federal employment laws or regulations that would require reclassification of independent contractor sales associates to employee status, and wage and hour regulations; the Company's inability to sustain improvements in its operating efficiency and to achieve anticipated cost savings from its business optimization initiatives; any adverse resolution of litigation, governmental or regulatory proceedings or arbitration awards; and the final resolution or outcomes with respect to Cendant's (our former parent) remaining contingent liabilities.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, and our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Realogy Reports Financial Results for Third Quarter 2016                            4

Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a and 8 for definitions of these non-GAAP financial measures and Tables 1a, 5, 6, and 7 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
Because of the forward-looking nature of the Company’s forecasted non-GAAP financial measures, specific quantifications of the amounts that would be required to reconcile forecasted forecasted Operating EBITDA to forecasted EBITDA and forecasted net income are not readily determinable. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures which preclude the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Investor Contacts:	Media Contact:
Alicia Swift	Mark Panus
(973) 407-4669	(973) 407-7215
alicia.swift@realogy.com	mark.panus@realogy.com

Jennifer Halchak
(973) 407-7487
jennifer.halchak@realogy.com

Realogy Reports Financial Results for Third Quarter 2016                            5

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Gross commission income	$1,211	$1,251	$3,288	$3,310
Service revenue	273	265	715	664
Franchise fees	107	103	280	269
Other	53	49	157	138
Net revenues	1,644	1,668	4,440	4,381
Expenses
Commission and other agent-related costs	834	855	2,256	2,262
Operating	400	381	1,158	1,089
Marketing	58	56	181	171
General and administrative	78	85	234	255
Former parent legacy costs (benefit), net	—	(14)	1	(15)
Restructuring costs	9	—	30	—
Depreciation and amortization	53	55	149	153
Interest expense, net	37	70	169	188
Other income, net	(1)	(2)	(1)	(3)
Total expenses	1,468	1,486	4,177	4,100
Income before income taxes, equity in earnings and noncontrolling interests	176	182	263	281
Income tax expense	74	74	114	116
Equity in earnings of unconsolidated entities	(5)	(4)	(10)	(13)
Net income	107	112	159	178
Less: Net income attributable to noncontrolling interests	(1)	(2)	(3)	(3)
Net income attributable to Realogy Holdings	$106	$110	$156	$175

Earnings per share attributable to Realogy Holdings:
Basic earnings per share	$0.74	$0.75	$1.07	$1.19
Diluted earnings per share	$0.73	$0.74	$1.06	$1.18
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	144.0	146.6	145.4	146.5
Diluted	145.1	148.1	146.6	148.0

Cash dividends declared per share (beginning in August 2016)	$0.09	$—	$0.09	$—

Realogy Reports Financial Results for Third Quarter 2016                            6

Table 1a
REALOGY HOLDINGS CORP.
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share data)
We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income is defined by us as net income before: (a) mark to market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges, which the Company believes will be significant as a result of the business optimization initiatives currently in progress; and (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted income per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income to Adjusted net income for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to Realogy Holdings	$106	$110	$156	$175
Addback:
Mark-to-market interest rate swap adjustments	(5)	16	40	27
Former parent legacy cost / (benefit)	—	(14)	1	(15)
Restructuring charges	9	—	30	—
Adjustments for tax effect (a)	(2)	(1)	(28)	(5)
Adjusted net income attributable to Realogy Holdings	$108	$111	$199	$182

Earnings per share
Basic earnings per share:	$0.74	$0.75	$1.07	$1.19
Diluted earnings per share:	$0.73	$0.74	$1.06	$1.18

Adjusted earnings per share
Adjusted basic earnings per share:	$0.75	$0.76	$1.37	$1.24
Adjusted diluted earnings per share:	$0.74	$0.75	$1.36	$1.23

Weighted average common and common equivalent shares outstanding:
Basic:	144.0	146.6	145.4	146.5
Diluted:	145.1	148.1	146.6	148.0

(a)	Reflects tax effect of adjustments at an assumed tax rate of 40%.

Realogy Reports Financial Results for Third Quarter 2016                            7

Table 2

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$224	$415
Trade receivables (net of allowance for doubtful accounts of $14 and $20)	172	141
Relocation receivables	290	279
Other current assets	140	126
Total current assets	826	961
Property and equipment, net	254	254
Goodwill	3,690	3,618
Trademarks	748	745
Franchise agreements, net	1,378	1,428
Other intangibles, net	326	316
Other non-current assets	233	209
Total assets	$7,455	$7,531

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$142	$139
Securitization obligations	255	247
Due to former parent	31	31
Current portion of long-term debt	197	740
Accrued expenses and other current liabilities	431	448
Total current liabilities	1,056	1,605
Long-term debt	3,273	2,962
Deferred income taxes	365	267
Other non-current liabilities	293	275
Total liabilities	4,987	5,109
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 142,623,095 shares outstanding at September 30, 2016 and 146,746,537 shares outstanding at December 31, 2015	1	1
Additional paid-in capital	5,621	5,733
Accumulated deficit	(3,119)	(3,280)
Accumulated other comprehensive loss	(39)	(36)
Total stockholders' equity	2,464	2,418
Noncontrolling interests	4	4
Total equity	2,468	2,422
Total liabilities and equity	$7,455	$7,531

Realogy Reports Financial Results for Third Quarter 2016                            8

Table 3a

REALOGY HOLDINGS CORP.
2016 vs. 2015 KEY DRIVERS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
RFG (a)
Closed homesale sides	323,176	318,873	1%	861,254	838,305	3%
Average homesale price	$275,325	$267,296	3%	$270,669	$262,959	3%
Average homesale broker commission rate	2.50%	2.52%	(2) bps	2.51%	2.52%	(1	) bps
Net effective royalty rate	4.50%	4.47%	3 bps	4.50%	4.49%	1 bps
Royalty per side	$322	$312	3%	$318	$309	3%
NRT
Closed homesale sides	95,605	99,789	(4%)	258,163	259,411	—%
Average homesale price	$486,343	$479,874	1%	$487,781	$490,463	(1)%
Average homesale broker commission rate	2.46%	2.48%	(2) bps	2.47%	2.46%	1	bps
Gross commission income per side	$12,681	$12,524	1%	$12,750	$12,756	—%
Cartus
Initiations	40,556	42,303	(4%)	129,290	131,999	(2%)
Referrals	25,495	30,010	(15%)	68,526	77,065	(11%)
TRG
Purchase title and closing units (b)	42,932	41,245	4%	116,082	98,484	18%
Refinance title and closing units (c)	15,170	9,989	52%	36,100	29,300	23%
Average fee per closing unit	$1,824	$1,932	(6%)	$1,865	$1,839	1%
_______________

(a)	Includes all franchisees except for NRT.

(b)
The amounts presented for the nine months ended September 30, 2016 include 16,445 purchase units as a result of the acquisitions completed prior to and during the third quarter of 2016. The impact on the three months ended September 30, 2016 is immaterial.

(c)
The amounts presented for the nine months ended September 30, 2016 include 3,372 refinance units as a result of the acquisitions completed prior to and during the third quarter of 2016. The impact on the three months ended September 30, 2016 is immaterial.

Realogy Reports Financial Results for Third Quarter 2016                            9

Table 3b

REALOGY HOLDINGS CORP.
2015 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015
RFG (a) (b)
Closed homesale sides	212,139	307,293	318,873	263,028	1,101,333
Average homesale price	$251,373	$266,456	$267,296	$266,874	$263,894
Average homesale broker commission rate	2.52%	2.52%	2.52%	2.49%	2.51%
Net effective royalty rate	4.52%	4.48%	4.47%	4.46%	4.48%
Royalty per side	$302	$312	$312	$309	$309
NRT
Closed homesale sides (c)	60,187	99,435	99,789	77,333	336,744
Average homesale price (d)	$502,597	$493,746	$479,874	$487,024	$489,673
Average homesale broker commission rate	2.43%	2.46%	2.48%	2.47%	2.46%
Gross commission income per side	$13,019	$12,830	$12,524	$12,645	$12,730
Cartus
Initiations	38,168	51,528	42,303	35,750	167,749
Referrals	18,022	29,033	30,010	22,466	99,531
TRG
Purchase title and closing units (e)	21,643	35,596	41,245	32,057	130,541
Refinance title and closing units (f)	9,496	9,815	9,989	9,244	38,544
Average fee per closing unit	$1,751	$1,795	$1,932	$1,928	$1,861
_______________

(a)	Includes all franchisees except for NRT.

(b)
In April 2015, NRT acquired a large franchisee of RFG. As a result of the acquisition, the drivers of the acquired entity shifted from RFG to NRT. Closed homesale sides for RFG, excluding the impact of the acquisition, would have increased 5% for the year ended December 31, 2015 compared to 2014. The acquisition did not have a significant impact on the change in average homesale price for RFG.

(c)
Closed homesale sides for NRT, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have increased 2% for the year ended December 31, 2015 compared to 2014.

(d)
Average homesale price for NRT, excluding the impact of larger acquisitions with an individual purchase price greater than $20 million, would have increased 1% for the year ended December 31, 2015 compared to 2014.

(e)	The amounts presented for the year ended December 31, 2015 include 13,304 purchase units as a result of the acquisition of Independence Title on July 1, 2015.

(f)	The amounts presented for the year ended December 31, 2015 include 3,403 refinance units as a result of the acquisition of Independence Title on July 1, 2015.

Realogy Reports Financial Results for Third Quarter 2016                            10

Table 4a
REALOGY HOLDINGS CORP.
SELECTED 2016 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016
Net revenues (a)
Real Estate Franchise Services	$157	$221	$215
Company Owned Real Estate Brokerage Services	841	1,268	1,231
Relocation Services	83	109	116
Title and Settlement Services	111	149	164
Corporate and Other	(58)	(85)	(82)
Total Company	$1,134	$1,662	$1,644

EBITDA (b)
Real Estate Franchise Services	$92	$149	$153
Company Owned Real Estate Brokerage Services	(21)	78	74
Relocation Services	5	29	40
Title and Settlement Services	—	26	23
Corporate and Other	(21)	(19)	(20)
Total Company	$55	$263	$270
Less:
Depreciation and amortization	48	48	53
Interest expense, net	73	59	37
Income tax expense (benefit)	(24)	64	74
Net income (loss) attributable to Realogy Holdings	$(42)	$92	$106
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $58 million, $85 million and $82 million for the three months ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $13 million and $12 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Includes a net cost of $1 million of former parent legacy items for the three months ended March 31, 2016. Includes $9 million, $12 million and $9 million of restructuring charges for the three months ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively.

The amounts broken down by business unit are as follows:

	Three Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016
Real Estate Franchise Services	$—	$3	$1
Company Owned Real Estate Brokerage Services	2	7	6
Relocation Services	2	1	1
Title and Settlement Services	—	—	1
Corporate and Other	6	1	—
Total Company	$10	$12	$9

Realogy Reports Financial Results for Third Quarter 2016                            11

Table 4b
REALOGY HOLDINGS CORP.
SELECTED 2015 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Net revenues (a)
Real Estate Franchise Services	$151	$213	$214	$177	$755
Company Owned Real Estate Brokerage Services	796	1,289	1,267	992	4,344
Relocation Services	85	108	124	98	415
Title and Settlement Services	87	128	147	125	487
Corporate and Other	(57)	(87)	(84)	(67)	(295)
Total Company	$1,062	$1,651	$1,668	$1,325	$5,706

EBITDA (b)
Real Estate Franchise Services	$86	$146	$152	$111	$495
Company Owned Real Estate Brokerage Services	(16)	97	96	22	199
Relocation Services	7	29	47	22	105
Title and Settlement Services	(3)	20	20	11	48
Corporate and Other (c)	(16)	(27)	(6)	(72)	(121)
Total Company	$58	$265	$309	$94	$726
Less:
Depreciation and amortization	46	52	55	48	201
Interest expense, net	68	50	70	43	231
Income tax expense (benefit)	(24)	66	74	(6)	110
Net income (loss) attributable to Realogy Holdings	$(32)	$97	$110	$9	$184
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $57 million, $87 million, $84 million and $67 million for the three months ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $15 million, $16 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	The three months ended June 30, 2015 includes a net benefit of $1 million for former parent legacy items.
The three months ended September 30, 2015 includes a net benefit of $14 million for former parent legacy items.
The three months ended December 31, 2015 includes $48 million related to the loss on early extinguishment of debt and restructuring charges of $10 million.
The year ended December 31, 2015 includes $48 million related to the loss on early extinguishment of debt and restructuring charges of $10 million, partially offset by a net benefit of $15 million for former parent legacy items.
The amounts broken down by business unit are as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Real Estate Franchise Services	$—	$—	$—	$—	$—
Company Owned Real Estate Brokerage Services	—	—	—	5	5
Relocation Services	—	—	—	1	1
Title and Settlement Services	—	—	—	—	—
Corporate and Other	—	(1)	(14)	52	37
Total Company	$—	$(1)	$(14)	$58	$43

(c)
The three months ended June 30, 2015 includes $6 million of costs related to the settlement of a legal matter, subject to court approval, and certain transaction costs related to acquisitions in April 2015.

Realogy Reports Financial Results for Third Quarter 2016                            12

Table 5
REALOGY HOLDINGS CORP.
2015 EBITDA AND OPERATING EBITDA
(In millions)
A reconciliation of net income attributable to Realogy Group to EBITDA and Operating EBITDA for the year ended December 31, 2015 is set forth in the following table:

Year Ended December 31, 2015
Net income attributable to Realogy Group	$184
Income tax expense	110
Income before income taxes	294
Interest expense, net	231
Depreciation and amortization	201
EBITDA	726
EBITDA adjustments:
Restructuring costs	10
Former parent legacy costs (benefit), net	(15)
Loss on the early extinguishment of debt	48
Operating EBITDA	769

Realogy Reports Financial Results for Third Quarter 2016                            13

Table 6
REALOGY HOLDINGS CORP.
EBITDA AND OPERATING EBITDA
THREE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In millions)
Set forth in the table below is a reconciliation of net income to EBITDA and Operating EBITDA for the three-month periods ended September 30, 2016 and 2015:

	Three Months Ended
	September 30, 2016	September 30, 2015
Net income attributable to Realogy Holdings	$106	$110
Income tax expense	74	74
Income before income taxes	180	184
Interest expense, net	37	70
Depreciation and amortization	53	55
EBITDA	270	309
EBITDA adjustments:
Restructuring costs	9	—
Former parent legacy benefit, net	—	(14)
Operating EBITDA	$279	$295

Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to the net income for the three months ended ended September 30, 2016 and 2015:

	Revenues				Operating EBITDA				Operating EBITDA Margin
	2016	2015	Change	% Change	2016	2015	Change	% Change	2016	2015	Change
RFG	$215	$214	$1	—%	$154	$152	$2	1%	72%	71%	1%
NRT	1,231	1,267	(36)	(3)	80	96	(16)	(17)	6	8	(2)
Cartus	116	124	(8)	(6)	41	47	(6)	(13)	35	38	(3)
TRG	164	147	17	12	24	20	4	20	15	14	1
Corporate and Other	(82)	(84)	2	*	(20)	(20)	—	*
Total Company	$1,644	$1,668	$(24)	(1)%	$279	$295	$(16)	(5)%	17%	18%	(1)%
Less: Restructuring costs					9	—
Former parent legacy benefit, net					—	(14)
Depreciation and amortization					53	55
Interest expense, net					37	70
Income tax expense					74	74
Net income attributable to Realogy Holdings					$106	$110

Realogy Reports Financial Results for Third Quarter 2016                            14

Table 7
REALOGY HOLDINGS CORP.
FREE CASH FLOW
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(In millions)
A reconciliation of net income attributable to Realogy Holdings to free cash flow is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to Realogy Holdings	$106	$110	$156	$175
Income tax expense, net of payments	68	69	101	106
Interest expense, net	37	70	169	188
Cash interest payments	(31)	(57)	(117)	(165)
Depreciation and amortization	53	55	149	153
Capital expenditures	(21)	(19)	(61)	(60)
Restructuring costs and former parent legacy items, net of payments	(1)	(15)	4	(21)
Working capital adjustments	11	8	(38)	16
Relocation receivables (assets), net of securitization obligations	40	30	(5)	13
Free Cash Flow	$262	$251	$358	$405
A reconciliation of net cash provided by operating activities to free cash flow is set forth in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$308	$324	$411	$400
Property and equipment additions	(21)	(19)	(61)	(60)
Net change in securitization	(25)	(53)	9	67
Effect of exchange rates on cash and cash equivalents	—	(1)	(1)	(2)
Free Cash Flow	$262	$251	$358	$405

Net cash used in investing activities	$(105)	$(50)	$(163)	$(171)
Net cash (used in) provided by financing activities	$(402)	$(65)	$(438)	$27

Realogy Reports Financial Results for Third Quarter 2016                            15

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark to market interest rate adjustments, former parent legacy items, restructuring charges and loss on the early extinguishment of debt. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted income (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations) and income taxes and is our primary non-GAAP measure.
Operating EBITDA is defined by us as EBITDA before restructuring, early extinguishment of debt and legacy items and is used as a supplementary financial measure. Operating EBITDA calculated for a twelve-month period is presented because the Company believes these items do not directly affect the operating results of the Company and accordingly should be excluded in comparing operating results.
We present EBITDA and Operating EBITDA because we believe they are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our results of operations. Our management, including our chief operating decision maker, uses EBITDA as a factor in evaluating the performance of our business. EBITDA and Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA and Operating EBITDA have limitations as analytical tools, and you should not consider EBITDA and Operating EBITDA either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash required for, our working capital needs;

•
these measures do not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

•	these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and

•	other companies may calculate these measures differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation assets, net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.